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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
QUANTA SERVICES, INC.
(Name of Registrant as Specified In Its Charter)
AQUILA, INC. (F/K/A UTILICORP UNITED INC.)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT
OF
AQUILA, INC.

IN OPPOSITION TO THE BOARD OF DIRECTORS
OF
QUANTA SERVICES, INC.

2002 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 23, 2002

INTRODUCTION

        This Proxy Statement and the accompanying form of GOLD proxy card are being furnished by Aquila, Inc., a Delaware corporation ("Aquila"), to the owners of shares of Common Stock, par value $.00001 (the "Common Stock"), of Quanta Services, Inc. (the "Company"), in connection with the solicitation by Aquila of proxies from such stockholders to be voted at the Company's 2002 Annual Meeting of Stockholders, and at any adjournments, postponements or reschedulings thereof (the "Annual Meeting"). The Company has announced that the Annual Meeting will be held at The St. Regis—Houston, 1919 Briar Oaks Lane, Houston, Texas on May 23, 2002 at 9:00 a.m. local time. Aquila is soliciting proxies for use at the Annual Meeting.

        According to the Company's definitive proxy statement filed with the Securities and Exchange Commission (the "SEC") on April 15, 2002, ten individuals will be elected at the Annual Meeting to the Board of Directors of the Company (the "Board"). Of the ten directors to be elected at the Annual Meeting, according to such definitive proxy statement, six will be elected by the holders of Common Stock and the Series A Convertible Preferred Stock, par value $.00001, of the Company (the "Series A Convertible Preferred Stock"), voting together as a single class (the "Common Stock Directors"), three will be elected by the holders of the Series A Convertible Preferred Stock, voting as a single class (the "Series A Directors"), and one will be elected by the holders of the Limited Vote Common Stock, par value $.00001, of the Company (the "Limited Vote Common Stock"), voting as a single class (the "Limited Vote Director").

        Aquila is soliciting proxies from the holders of Common Stock to elect the six individuals named below under the heading "ELECTION OF DIRECTORS—Aquila Common Stock Nominees" as the Common Stock Directors at the Annual Meeting (the "Aquila Common Stock Nominees"). Aquila intends to nominate the Aquila Common Stock Nominees for election at the Annual Meeting and to vote for such nominees. As the holder of all of the issued and outstanding shares of Series A Convertible Preferred Stock, Aquila has the exclusive right to elect three additional individuals as the Series A Directors at the Annual Meeting. Accordingly, Aquila intends to nominate the three individuals named below under the heading "ELECTION OF DIRECTORS—Aquila Series A Nominees" at the Annual Meeting to stand for election as the Series A Directors (the "Aquila Series A Nominees" and, together with the Aquila Common Stock Nominees, the "Aquila Nominees") and to vote for such nominees. Thus, if all of the Aquila Nominees are elected at the Annual Meeting, nine of the ten members of the Board will be Aquila Nominees and the tenth will be the Limited Vote Director. The Aquila Nominees include three independent nominees who would be qualified to serve as the Board's Audit Committee under the applicable New York Stock Exchange requirements if elected.

        This Proxy Statement and the accompanying form of GOLD proxy card are first being sent or given to holders of Common Stock on April 16, 2002. The Company's principal place of business is located at 1360 Post Oak Boulevard, Suite 2100, Houston, Texas 77056.

        The solicitation is being made by Aquila and not on behalf of the Board.

YOU MAY ALREADY HAVE RECEIVED, OR WILL SOON RECEIVE, A PROXY CARD FROM THE COMPANY. PLEASE RETURN ONLY AQUILA'S GOLD PROXY CARD AND DO NOT RETURN ANY COMPANY PROXY CARD UNDER ANY CIRCUMSTANCES. IF YOU RETURN BOTH PROXY CARDS THERE IS A DANGER THAT YOUR SHARES WILL NOT BE VOTED AS YOU DESIRE BECAUSE ONLY THE LATEST DATED PROXY CARD YOU SUBMIT COUNTS.

Information About Aquila

        Aquila is the largest stockholder of the Company, having acquired its original stake directly from the Company in 1999. Aquila is a multinational energy solutions provider headquartered in Kansas City, Missouri. Aquila began as Missouri Public Service Company in 1917 and reincorporated in Delaware as UtiliCorp United Inc. in 1985. In March 2002, Aquila changed its name from "UtiliCorp United Inc." to "Aquila, Inc." Aquila operates energy related businesses on three continents. As of December 31, 2001, Aquila had 7,377 employees, including 4,648 in the United States, with the remaining employees located primarily in Canada, Australia, New Zealand and the United Kingdom. Aquila's businesses are organized into two groups: Merchant Services, which consists of Wholesale Services and Capacity Services, and Global Networks, which consists of International Networks and Domestic Networks. The principal business address of Aquila is 20 West Ninth Street, Kansas City, Missouri 64105, and its telephone number is (816) 421-6600. You can learn more about Aquila and our business philosophies and strategies by visiting our website at www.aquila.com.

        As of the date of this Proxy Statement, Aquila is the beneficial owner of 29,243,179 shares of Common Stock (consisting of 3,444,961 shares of Series A Convertible Preferred Stock (which are currently convertible on a 5-for-1 basis into 17,224,805 shares of Common Stock) and 12,018,374 shares of Common Stock, all of which are owned of record by Aquila), which constitute approximately 34% of the outstanding Common Stock (on an as-converted basis) based on the Company's definitive proxy statement filed with the SEC on April 15, 2002. On March 14, 2002, the Company announced that a special committee of the Board (from which the Aquila representatives on the Board were excluded) had adopted a Stock Employee Compensation Trust (the "SECT" or the "Trust"), which purchased eight million shares of Common Stock from the Company in exchange for $70.14 in cash and a note in the approximate principal amount of $132 million. The Company has announced that it intends to treat these shares as outstanding for voting purposes, thereby purportedly diluting Aquila's ownership percentage from approximately 38% to approximately 34%. Aquila has filed a lawsuit in the Court of Chancery of the State of Delaware (the "Delaware Chancery Court") seeking to enjoin the implementation and operation of the SECT and/or to prevent the shares of Common Stock issued to the SECT from being voted at the Annual Meeting. See "BACKGROUND OF AQUILA'S INTEREST IN THE COMPANY AND REASONS FOR THE SOLICITATION—Board Actions to Entrench Management".

        As the Company's largest stockholder, Aquila has become dissatisfied with the Company's performance and is concerned about preserving the value of its significant investment in the Company. On February 7, 2002, the day before Aquila first announced its intention to solicit proxies in favor of a competing slate of directors, the Company's share price stood at $11.65, more than 40% below the $20 price (adjusted to reflect stock splits) at which Aquila purchased its initial stake, and as much as 76% below the higher prices at which Aquila purchased some of its additional holdings, including shares that were purchased from members of the Board at prices above $38 per share (69% above Aquila's original purchase price). For more information regarding Aquila's investment in the Company, see "BACKGROUND OF AQUILA'S INTEREST IN THE COMPANY AND REASONS FOR THE SOLICITATION". In addition, the Company experienced a 25% decline in net income for fiscal 2001, and a 62% decline in net income for the fourth quarter of that year. The Company also experienced year-over-year declines in earnings before interest, taxes, depreciation and amortization ("EBITDA") and operating income. Furthermore, as described under "BACKGROUND OF AQUILA'S INTEREST IN THE COMPANY AND REASONS FOR THE SOLICITATION—Board Action to Entrench Management", Aquila believes that actions taken by the Board and management since Aquila announced its intention to increase its share ownership in September 2001 are designed to entrench and enrich management at the expense and to the detriment of all of the Company's stockholders.

        Accordingly, Aquila is proposing the Aquila Nominees for election to the Board in opposition to the slate proposed by the Board. If all of the Aquila Common Stock Nominees are elected at the Annual Meeting, they, together with the three Aquila Series A Nominees to be elected by Aquila in its capacity as the owner of all the Series A Convertible Preferred Stock, will constitute nine of the ten directors on the Board, with the tenth director being the Limited Vote Director. Aquila and the Aquila Nominees are committed to promoting business objectives, goals and values that are in the best interest of all of the Company's stockholders and following a program that will return value to all of the Company's stockholders. See "BACKGROUND OF AQUILA'S INTEREST IN THE COMPANY AND REASONS FOR THE SOLICITATION—Program for Enhancing Stockholder Value".

        Aquila is subject to the informational filing requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the SEC's regional offices located at 233 Broadway, New York, New York 10279, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Aquila's filings are also available to the public on the SEC's Internet site (http://www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Copies of many of the items filed with the SEC and other information concerning Aquila are available for inspection at the offices of the New York Stock Exchange, Inc. located at 20 Broad Street, 7th Floor, New York, New York 10005.

IMPORTANT

        AQUILA STRONGLY RECOMMENDS THAT YOU VOTE FOR THE AQUILA NOMINEES BY MARKING, SIGNING, DATING AND MAILING THE ENCLOSED GOLD PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED.

        HOLDERS OF RECORD OF SHARES OF COMMON STOCK AS OF APRIL 29, 2002, THE RECORD DATE ESTABLISHED BY THE COMPANY FOR VOTING AT THE ANNUAL MEETING, ARE URGED TO SUBMIT A GOLD PROXY CARD EVEN IF YOUR SHARES HAVE BEEN SOLD AFTER THE RECORD DATE.

        IF YOU HAVE PURCHASED SHARES OF COMMON STOCK AFTER THE RECORD DATE AND WISH TO VOTE SUCH SHARES AT THE ANNUAL MEETING, YOU SHOULD SEEK TO OBTAIN A PROXY FROM THE SELLER OF SUCH SHARES.

        IF YOUR SHARES OF COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK OR NOMINEE ON THE RECORD DATE, ONLY IT CAN VOTE YOUR SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR YOUR SHARES TO BE VOTED ON THE GOLD PROXY CARD.

QUESTIONS CONCERNING THIS PROXY STATEMENT OR THE ACCOMPANYING GOLD
PROXY CARD SHOULD BE DIRECTED TO:

MORROW & CO., INC.
445 PARK AVENUE — 5TH FLOOR
NEW YORK, NY 10022

Call Toll Free
1-800-607-0088

VOTING

        The information contained in the following five paragraphs is based on publicly-available copies of the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and Amended and Restated Bylaws (the "Bylaws"), and on information contained in the Company's definitive proxy statement filed on April 15, 2002 with the SEC:

        The Board has fixed April 29, 2002 as the record date for the determination of the holders of capital stock of the Company entitled to notice of and to vote at the Annual Meeting. As of April 10, 2002, there were 3,444,961 shares of Series A Convertible Preferred Stock outstanding, 67,985,950 shares of Common Stock outstanding and 1,110,350 shares of Limited Vote Common Stock outstanding. As described below under "BACKGROUND OF AQUILA'S INTEREST IN THE COMPANY AND REASONS FOR THE SOLICITATION—Board Actions to Entrench Management", on March 14, 2002 the Company announced that eight million shares of Common Stock were being issued to the SECT by the Company in exchange for $70.14 in cash and a note in the approximate principal amount of $132 million.

        On all matters submitted for a vote of stockholders at the Annual Meeting, other than the election of directors, holders of Series A Convertible Preferred Stock, Common Stock and Limited Vote Common Stock (together, the "Capital Stock") vote together as a single class. On each such matter, each share of Series A Convertible Preferred Stock is entitled to five votes, each share of Common Stock is entitled to one vote and each share of Limited Vote Common Stock is entitled to one-tenth of one vote. With respect to the election of directors, the holders of the Series A Convertible Preferred Stock (all of which is currently owned by Aquila) vote exclusively as a class to elect three Series A Directors, and the holders of the Limited Vote Common Stock vote exclusively as a class to elect the Limited Vote Director. The remaining six directors are the Common Stock Directors elected by the holders of the Common Stock and Series A Convertible Preferred Stock (voting on an as-converted basis), voting together as a single class.

        The attendance at the Annual Meeting, in person or by proxy, of the holders of shares representing a majority of the aggregate votes entitled to be cast by the record holders of (i) all outstanding shares of Capital Stock, with respect to all matters except for the election of directors, and (ii) all outstanding shares of any class or classes of Capital Stock entitled to vote on the election of the Series A Directors, the Common Stock Directors and the Limited Vote Director, respectively, is necessary to constitute a quorum. Votes to "withhold authority", abstentions and "broker non-votes" with respect to any matter to be voted on at the Annual Meeting will not be voted but will be counted as present to determine whether there is a quorum for purposes of voting on such matter at the Annual Meeting.

        With respect to the election of directors, the affirmative vote of the holders of shares representing a plurality of the aggregate votes cast at the Annual Meeting in respect of the election of the Series A Directors, the Common Stock Directors and the Limited Vote Director, respectively, is required for their election. Because the election of directors will be determined by votes cast rather than by a percentage of the shares present, votes to "withhold authority" and "broker non-votes" will not affect the election of directors. If any other matter properly comes before the Annual Meeting, its resolution will be determined by the affirmative vote of the holders of shares of Capital Stock representing a majority of votes cast at the Annual Meeting with respect to such matter, unless a higher vote is required under applicable state law. Accordingly, abstentions will have the effect of a negative vote on any such matter, but "broker non-votes" will not be voted and will have no effect in determining whether such matter has received sufficient votes for approval.

        If the enclosed form of GOLD proxy card is executed and returned, it may nevertheless be revoked by the person giving it any time before the vote at the Annual Meeting either by filing with the Secretary of the Company a written notice of revocation or a proxy card bearing a later date than the most recently submitted proxy card or by attending the Annual Meeting and voting in person. The execution of a proxy card will not affect a stockholder's right to attend the Annual Meeting and vote in person, but attendance at the Annual Meeting will not, by itself, revoke a proxy.

        IF YOU, AS A HOLDER OF COMMON STOCK, WISH TO VOTE FOR THE AQUILA COMMON STOCK NOMINEES, YOU MUST SUBMIT THE ENCLOSED GOLD PROXY CARD AND SHOULD NOT SUBMIT THE COMPANY'S PROXY CARD.

        Unless contrary instructions are indicated on the enclosed GOLD proxy card, all shares of Common Stock represented by valid GOLD proxy cards received pursuant to this solicitation (which have not been revoked as described above) will be voted FOR the election of the Aquila Common Stock Nominees and at the discretion of the proxy holder(s) on such other business as may properly come before the Annual Meeting.

YOUR VOTE AT THIS YEAR'S ANNUAL MEETING IS ESPECIALLY IMPORTANT.
PLEASE SIGN AND DATE THE ENCLOSED GOLD PROXY CARD AND RETURN IT IN
THE ENCLOSED ENVELOPE PROMPTLY.

ELECTION OF DIRECTORS

General

        The Bylaws provide that the Board shall consist of not less than one nor more than nineteen directors, with the exact number to be fixed by resolution of the Board. According to the Company's definitive proxy statement filed with the SEC on April 15, 2002, ten persons will be elected at the Annual Meeting to serve as directors on the Board for a term of one year and until their successors are duly elected and qualified or until their earlier resignation or removal. Of the ten individuals to be elected as directors at the Annual Meeting, six individuals will be elected to serve as Common Stock Directors by the holders of Common Stock and Series A Convertible Preferred Stock, voting together as a single class, three individuals will be elected to serve as Series A Directors by the holders of Series A Convertible Preferred Stock, voting as a separate class, and one director will be elected to serve as the Limited Vote Director by the holders of the Limited Vote Common Stock, voting together as a separate class, at the Annual Meeting.

        The Bylaws require that any stockholder wishing to nominate persons for election as directors at an annual meeting of stockholders must give the Company written notice of such nominations, together with certain information regarding the nominees and the nominating stockholder. Generally, such notice must be given not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. On February 22, 2002, Aquila delivered to the Company what it believed to be the notice and information required by the Bylaws with respect to its nomination of the Aquila Nominees for election at the Annual Meeting. In response to a request from the Company, Aquila promptly supplemented that information on March 6, 2002. The Company and Aquila subsequently agreed to a revision of the final slate.

Aquila Common Stock Nominees

        At the Annual Meeting, Aquila will nominate the six Aquila Common Stock Nominees for election as Common Stock Directors. The information below concerning age and principal occupation of the Aquila Common Stock Nominees has been furnished by the respective nominees. Except as described in this Proxy Statement, none of the Aquila Common Stock Nominees beneficially owns any Capital Stock.

AQUILA COMMON STOCK NOMINEES

Name	Age	Principal Occupation
Richard C. Kreul	46
		Richard C. Kreul has more than 22 years of experience in the energy industry and has served as Vice President, Energy Delivery for Aquila's U.S. Networks Group since May 2000. In that capacity, Mr. Kreul is responsible for managing over 900 utility construction and maintenance workers and numerous high-end construction and maintenance-related projects. From 1997 to 2000, Mr. Kreul was Vice President of Transmission for Aquila's U.S. Networks Group. Mr. Kreul is a registered professional engineer, a member of numerous technical and industry organizations, including the board of directors of the Rocky Mountain Electric League and the MidAmerica Energy Association. Mr. Kreul holds a bachelor's degree and master's degree in Mechanical Engineering from the University of Arkansas.
Robert E. Marsh	42
		Robert E. Marsh has been a partner with Corporate Counsel Group LLP, a law firm based in Kansas City, Missouri, since its formation in January 1998. For eleven years prior to that date, Mr. Marsh was an associate and partner in the Kansas City law firm of Blackwell Sanders Matheny Weary & Lombardi. While Mr. Marsh did not individually perform services for Aquila, Aquila paid approximately $24,313 and $166,173 to Corporate Counsel Group LLP during 2000 and 2001, respectively, for legal services provided to Aquila and its subsidiaries, primarily related to environmental advice provided to Aquila Merchant Services, Inc. Aquila and its subsidiaries expect to continue using the firm's services in 2002.

		Mr. Marsh holds a bachelor's degree in Mechanical Engineering from Wichita State University, a J.D. degree from Northwestern University Law School and an M.B.A. from Northwestern University Business School. Mr. Marsh also is a Chartered Financial Analyst.

Edward K. Mills	42
		Edward K. Mills has served as Senior Vice President of Aquila since May 2000 and the President and Chief Operating Officer of Aquila Merchant Services, Inc. since November 1998. Previously, from 1993 to 1998, Mr. Mills served as Director of Risk Management and Trading for Aquila Merchant Services, Inc., a subsidiary of Aquila. The business of Aquila Merchant Services, Inc. includes Aquila's North America and European commodity and client businesses (including Aquila's capital services business).
		Prior to joining Aquila, Mr. Mills held executive and management positions at Fina Oil and Chemical Company, Texas Commerce Bank and Springer Holding Company.
		Mr. Mills holds a bachelor's degree in English from the University of Texas and an M.B.A. (Finance) from Rice University.
R. Paul Perkins	59
		R. Paul Perkins has served as Senior Vice President, Corporate Development of Aquila since March 2000. Previously, Mr. Perkins served as Senior Vice President, International of Aquila from June 1999 to March 2000 and Senior Vice President, Australasia from 1997 to June 1999. Mr. Perkins joined Aquila in 1994 as Vice President, Corporate Development and focused primarily on international opportunities.

		Mr. Perkins is also a director of United Energy Limited (since 1995) and UnitedNetworks Limited (since 1999). Mr. Perkins holds a bachelor's degree in International Relations from the University of North Carolina.
Bruce A. Reed	48
		Bruce A. Reed is the Senior Vice President and General Manager of the Capital Services Group of Aquila Merchant Services, Inc. In that position, Mr. Reed oversees activities for the creation of structured finance products for customers. This group includes Aquila Energy Capital Corporation ("AECC"), which provides asset based mezzanine financing, equity capital and late stage venture funding for customers. The Capital Group also includes the Alternative Risk Management Group, which focuses on the convergence of the commodity, capital and insurance markets and the development of products in that growth area. Prior to assuming his current position in 1999, Mr. Reed was Senior Vice President, Strategic Initiatives Group and was responsible for the development of new products and the startup of new businesses.

		Mr. Reed started his career with Aquila in 1985, performing merger and acquisition-related activities. He was involved in the start-up of the UtilCo Group subsidiary in 1987 and served as an officer of that company through 1995 before joining Aquila Merchant Services, Inc. in 1996. Mr. Reed began his career in 1978 with Black & Veatch Engineers-Architects, where his responsibilities included performing financial consulting services for a wide variety of clients.

Mr. Reed is a graduate of the University of Wisconsin with degrees in civil and environmental engineering and in business administration. Mr. Reed serves on the board of directors of the YMCA of Greater Kansas City.
William H. Starbuck, Ph.D.	67
Since 1985, Dr. Starbuck has been the ITT Professor of Creative Management in the Stern School of Business at New York University. Dr. Starbuck received his M.S. and Ph.D. in industrial administration at Carnegie Institute of Technology, after receiving an A.B. in physics at Harvard University. He also received an honorary Ph.D. in social science from Stockholm University.

        Except for Aquila and its subsidiaries, which may be deemed affiliates of the Company by virtue of Aquila's ownership of Capital Stock and representation on the Board, none of the corporations or organizations listed above is a parent, subsidiary or other affiliate of the Company.

        Each of Messrs. Marsh and Starbuck, neither of whom is a director of the Company or a director or officer of Aquila (an "Indemnified Nominee"), has entered into an Indemnification Agreement with Aquila pursuant to which Aquila has agreed to indemnify each Indemnified Nominee from and against any losses incurred by such Indemnified Nominee resulting from, relating to or arising out of the nomination of such Indemnified Nominee for election as a director of the Company at the Annual Meeting.

Aquila Series A Nominees

        At the Annual Meeting, Aquila will nominate the three Aquila Series A Nominees for election as Series A Directors. The information below concerning age and principal occupation of the Aquila Series A Nominees has been furnished by the respective nominees. Except as described in this Proxy Statement, none of the Aquila Series A Nominees beneficially owns any Capital Stock.

AQUILA SERIES A NOMINEES

Name	Age	Principal Occupation
Terrence P. Dunn(1)	52
		Terrence P. Dunn has been a member of the Board since May 24, 2001.(2) Mr. Dunn currently serves as President and Chief Executive Officer of both Dunn Industries, Inc., and its subsidiary, J.E. Dunn Construction Company ("J.E. Dunn"). J.E. Dunn is a construction and program management company that designs and builds institutional, commercial and industrial projects. Mr. Dunn joined J. E. Dunn in 1974 as contracts officer and was made Vice President and Treasurer of J.E. Dunn in 1978. Subsequently, he was promoted to J.E. Dunn's Senior Vice President in 1979, Executive Vice President in 1980 and President in 1986. He has been active in all facets of the business with extensive experience in construction operations. Mr. Dunn also serves as the Chairman of the Board of the Federal Reserve Bank of Kansas City and is a director of the Heart of America United Way. Mr. Dunn holds an M.B.A. degree from the University of Missouri-Kansas City.

Robert K. Green(3)	40
		Robert K. Green has been a member of the Board since September 21, 1999(4). Effective January 1, 2002, Mr. Green became President and Chief Executive Officer of Aquila. Prior to that, he served as President and Chief Operating Officer of Aquila from February 1996, and as Chairman of Aquila Merchant Services, Inc., Aquila's energy marketing and trading unit, from December 1999. Mr. Green also previously served as Chairman of United Energy Limited and UnitedNetworks Limited. Aquila manages and owns 34% of United Energy Limited, an Australian company that provides electric and natural gas service to more than a million customers in Melbourne. Aquila also manages and owns 55% of UnitedNetworks Limited, New Zealand's largest electricity and natural gas lines company.

		Mr. Green is also Chairman of the Initiative for a competitive Inner City in Kansas City and a member of the organization's national board of directors, and serves on the board of directors of United Missouri Bank, n.a. and eScout, LLC. Mr. Green holds a J.D. degree from Vanderbilt Law School and a B.S. degree in engineering from Princeton.
Keith G. Stamm	41
		Keith G. Stamm has been appointed by Aquila as a director of the Company to replace James G. Miller (who retired in November 2001) as one of three directors on the Board exclusively elected by the owner of the Series A Convertible Preferred Stock; however, the Company has not recognized such appointment. Mr. Stamm was appointed President and Chief Operating Officer of Aquila's Global Networks Group in November 2001. The Global Networks Group manages all of Aquila's electric, natural gas and telecommunications network operations worldwide and includes 3,000 U.S. employees as well as network operations in Canada, Australia and New Zealand. Mr. Stamm also is chairman of United Energy Limited and United Networks Limited and, since February 2000, has served as a director of AlintaGas Ltd., a gas distribution utility in Western Australia managed by Aquila and in which Aquila and United Energy Limited jointly own a 45% cornerstone shareholding.

		Prior to his appointment as President and COO of Aquila's Global Networks Group, Mr. Stamm served as Chief Executive Officer of Aquila Merchant Services, Inc. since January 2000. Before joining Aquila Merchant Services, Inc., he was Chief Executive Officer of United Energy Limited since August 1997 and held various positions with Aquila since 1983.

		Mr. Stamm is certified as a Professional Engineer and has a bachelor's degree in Mechanical Engineering from the University of Missouri and an M.B.A. from Rockhurst College in Kansas City. He has 19 years of experience in several facets of the energy industry, including strategic planning, risk management, utility operations and energy marketing.

(1)
Mr. Dunn beneficially owns 20,000 shares of Common Stock which includes options to purchase 15,000 shares of Common Stock exercisable within 60 days of April 10, 2002. Further information about Mr. Dunn's beneficial ownership of Common Stock is included in this Proxy Statement under the caption "INFORMATION CONCERNING PERSONS WHO MAY SOLICIT PROXIES—Participant Ownership of and Transactions in Company Securities".

(2)
Further information concerning Mr. Dunn's compensation arrangements as a director of the Company is included in this Proxy Statement under the caption "INFORMATION CONCERNING PERSONS WHO MAY SOLICIT PROXIES—Information Regarding Participants who are Directors of the Company".

(3)
Mr. Green beneficially owns phantom stock units with respect to 26,768 shares of Common Stock and options to purchase 30,000 shares of Common Stock exercisable within 60 days of April 10, 2002. Further information about Mr. Green's beneficial ownership of Common Stock is included in this Proxy Statement under the caption "INFORMATION CONCERNING PERSONS WHO MAY SOLICIT PROXIES—Participant Ownership of and Transactions in Company Securities".

(4)
Further information concerning Mr. Green's compensation arrangements as a director of the Company is included in this Proxy Statement under the caption "INFORMATION CONCERNING PERSONS WHO MAY SOLICIT PROXIES—Information Regarding Participants who are Directors of the Company".

        The Certificate of Incorporation provides that the Board has the right to approve any Aquila Series A Nominee who is not an officer of Aquila, such approval not to be unreasonably withheld. Pursuant to this requirement, the Board has approved the nomination of Mr. Dunn as an Aquila Series A Nominee.

        Except for Aquila and its subsidiaries, which may be deemed affiliates of the Company by virtue of Aquila's ownership of Capital Stock and representation on the Board, none of the corporations or organizations listed above is a parent, subsidiary or other affiliate of the Company.

*                        *                         *

        Each of the Aquila Nominees has agreed to be named in this Proxy Statement and to serve as a director of the Company, if elected. Aquila does not expect that any of the Aquila Nominees will be unable to stand for election or serve as a director, but if any vacancy in the slate of the Aquila Nominees occurs for any reason (including if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any or all of the Aquila Nominees or resulting in a decrease in the number of Series A Directors and a corresponding increase in the number of Common Stock Directors), the shares represented by GOLD proxy cards received by Aquila and not properly revoked will be voted for the substitute candidate nominated by Aquila in compliance with the rules of the SEC and any other applicable law and, if applicable, the Bylaws.

AQUILA RECOMMENDS THAT HOLDERS OF SHARES OF COMMON STOCK VOTE IN FAVOR OF THE AQUILA COMMON STOCK NOMINEES FOR COMMON STOCK DIRECTORS AND NOT VOTE IN FAVOR OF ANY OF THE BOARD'S NOMINEES FOR COMMON STOCK DIRECTORS.

BACKGROUND OF AQUILA'S INTEREST IN THE COMPANY
AND REASONS FOR THE SOLICITATION

General

        Aquila is the beneficial owner of 29,243,179 shares of Common Stock (consisting of 3,444,961 shares of Series A Convertible Preferred Stock (which are currently convertible on a 5-for-1 basis into 17,224,805 shares of Common Stock) and 12,018,374 shares of Common Stock, all of which are owned of record by Aquila), which constitute approximately 34% of the Company's outstanding Common Stock (on an as-converted basis) based on the Company's definitive proxy statement filed with the SEC on April 15, 2002. As described below under "Board Actions to Entrench Management", on March 14, 2002, the Company announced the issuance of eight million shares of Common Stock to the SECT which, if such issuance is allowed to stand, reduces Aquila's ownership stake from approximately 38% to approximately 34%. Aquila has challenged this action in the lawsuit filed in Delaware Chancery Court on March 21, 2002. For a description of recent transactions in Company securities by Aquila, please refer to the section entitled "INFORMATION CONCERNING PERSONS WHO MAY SOLICIT PROXIES—Participant Ownership of and Transactions in Company Securities".

Preferred Stock Investment

        In September 1999, Aquila purchased 1,860,000 shares of Series A Convertible Preferred Stock from the Company representing an initial investment of $186,000,000, before transaction costs, in accordance with the terms of a Securities Purchase Agreement dated September 21, 1999 between the Company and Aquila (the "Securities Purchase Agreement"). At the time, each share of Series A Convertible Preferred Stock was convertible into 3.33 shares of Common Stock.

        In addition to providing for Aquila's purchase of the Series A Convertible Preferred Stock, the Securities Purchase Agreement provides, among other things, that (i) the Company will assist Aquila in its efforts to acquire, in one or more privately negotiated transactions, Common Stock currently outstanding, will identify current stockholders that may potentially desire to sell their Common Stock and will provide contact information regarding such holders; and (ii) the Company shall not adopt any stockholder rights plan that could have the effect of reducing Aquila's fully diluted ownership percentage of the Common Stock below 49.9%.

Commercial Arrangements

        Concurrently with its purchase of the Series A Convertible Preferred Stock, Aquila entered into the following commercial agreements with the Company: (i) an Investor's Rights Agreement (the "Investor's Rights Agreement"); (ii) a Strategic Alliance Agreement having a term of six years (the "Strategic Alliance Agreement"); (iii) a Management Services Agreement having a term of six years (the "Management Services Agreement"); and (iv) a Stockholder's Voting Agreement with various stockholders of the Company (the "Stockholder's Voting Agreement").

        Pursuant to the Investor's Rights Agreement, Aquila is entitled to: (i) a right (which terminated in October 2000) in certain circumstances to purchase additional securities from the Company to maintain the percentage ownership in the Common Stock initially represented by the Series A Convertible Preferred Stock; (ii) one demand registration with respect to shares of Common Stock issued upon conversion of the Series A Convertible Preferred Stock; and (iii) unlimited "piggyback" registrations.

        Pursuant to the Strategic Alliance Agreement, Aquila agreed to use the Company as a preferred provider of outsourced transmission and distribution infrastructure construction and maintenance services, as well as of natural gas distribution construction and maintenance services, in all areas serviced by Aquila, so long as the Company provided such services at a competitive cost. Aquila paid approximately $15,300,000 to the Company for projects for Aquila or its affiliates in 2000 and approximately $38,500,000 in 2001 pursuant to this agreement.

        Pursuant to the Management Services Agreement, Aquila agreed to provide certain advice and services to the Company (i.e., corporate strategic planning, advice on the restructuring of the gas industry, marketing and business development advice and guidance regarding potential business opportunities) in exchange for a fee of $2,325,000, payable quarterly in arrears during the six year term of the agreement. During the year 2000, the Company also reimbursed Aquila $137,000 for the salaries and expenses of certain consultants who provided services to the Company pursuant to this arrangement. In December 2000, the Company agreed to conclude its obligations under this agreement with Aquila in exchange for a one-time payment to Aquila of approximately $28,600,000.

        Pursuant to the Stockholder's Voting Agreement, all parties thereto are obligated to vote all shares of Capital Stock owned by them, or over which they have voting control, to approve: (i) any proposal recommended by the Board for the purpose of enabling Aquila to exit its investment in the Company in the most tax efficient manner; (ii) any proposal recommended by the Board for the purpose of allowing Aquila to hold shares of the Company in the most tax efficient manner; and (iii) any ancillary proposals that are necessary or appropriate to effectuate the foregoing.

Other Transactions in Company Securities During 1999 and 2000

        Through the remainder of 1999 and periodically during 2000, Aquila increased its Common Stock ownership through four separate mechanisms: private purchases from significant stockholders, open-market transactions, conversion of newly-acquired convertible notes and preemptive right exercises.

        Private Common Stock Purchases:    Under the guidance of and in close coordination with Company management and the Board, Aquila negotiated several purchases from other significant stockholders of the Company. This process involved the Company identifying certain stockholders and Aquila contacting such individuals in order to negotiate a transaction; Aquila did not contact any stockholders who were not identified by the Company and Aquila kept the Company apprised of the progress of the negotiations and the terms of the purchases. Through this method Aquila purchased 4,696,504 shares of Common Stock in 1999 and 3,338,529 shares in 2000. The stockholders identified by the Company management included members of the Company's management and the Board. Specifically, between September 27 and October 1, 1999, Aquila purchased (without adjustments for stock splits) 270,000 shares of Common Stock from John R. Wilson, Senior Vice President and a director of the Company, at a price of $26.00 per share (for a total purchase price of $7,020,000); 180,000 shares of Common Stock from then-director John A. Martell at a price of $26.00 per share (for a total purchase price of $4,680,000) and 30,000 shares of Common Stock from James H. Haddox, CFO of the Company, at $26.00 per share (for a total purchase price of $780,000). Additionally, between April 14 and April 28, 2000, Aquila purchased 1,050,000 shares of Common Stock from John R. Colson, CEO and a director of the Company, at a price of approximately $38.24 per share (for a total purchase price of $40,149,375); 345,000 additional shares from Mr. Wilson at a price of $38.24 per share (for a total purchase price of $13,191,937); 300,000 shares of Common Stock from Gary A. Tucci, a director of the Company, at a price of $38.24 per share (for a total purchase price of $11,471,250); 200,000 shares each from Vincent D. Foster, Chairman of the Board, and Mr. Martell, at a price of $38.24 per share (for a total purchase price each of $7,647,500); 35,000 shares of Common Stock from Mr. Haddox at a price of $38.24 per share (for a total purchase price of $1,338,312); and 250,000 shares of Common Stock from Luke Spalj, Senior Vice President of the Company, at a price of $38.24 per share (for a total purchase price of $9,559,375).

        Open Market Transactions:    Aquila purchased 2,984,400 shares of Common Stock in 1999 and 250,000 shares in 2000 in broker-assisted, open market transactions.

        Conversion of Newly-Acquired Convertible Notes:    In April 2000, Aquila, again with the assistance of the Company, negotiated two separate note purchase agreements for the purchase of $49,400,000 principal amount of 6 7/8% convertible subordinated notes of the Company held by certain affiliates of Enron Corporation. Aquila subsequently converted these notes into 5,383,636 shares of Common Stock in June 2000.

        Preemptive Right Exercises:    Through the exercise of preemptive rights granted to it under the Investor's Rights Agreement, Aquila purchased 57,728 shares of Common Stock in 1999 and 519,182 shares in 2000.

        In May 2000, the Company permitted Aquila to convert 7,924,806 shares of Common Stock that it had previously purchased into 1,584,961 shares of Series A Convertible Preferred Stock.

Negotiations to Restructure Aquila's Investment in the Company

        In September 2001, Aquila again began, through broker-assisted, open market purchases, to increase its ownership in the Company. During September and October 2001, Aquila purchased 2,700,200 shares of Common Stock for an aggregate purchase price of approximately $39,626,921. In connection with these purchases, Aquila filed an amendment to its Schedule 13D with the SEC which stated that Aquila intended to increase its percentage of ownership in the Company to a percentage that would enable it to enjoy the benefits of financial consolidation for accounting purposes. Following this announcement, the Board advised Aquila, for the first time, of its desire to limit Aquila's investment in the Company. Because Aquila desired at the time to limit its additional capital investment in the Company to only that necessary to achieve financial consolidation, Aquila agreed to enter into discussions with the Company concerning a potential restructuring of its investment aimed at achieving financial consolidation while limiting the amount of its additional purchases of Common Stock. In connection with these discussions, and in response to a request from the Company, Aquila entered into a Standstill Agreement with the Company, dated October 8, 2001 (the "Standstill Agreement"), pursuant to which Aquila agreed not to purchase any additional shares of Common Stock until October 12, 2001. At the time of this agreement, Aquila owned approximately 38.3% of the Common Stock (on an as-converted basis). The purpose of the Standstill Agreement was to provide the parties with time to explore a negotiated transaction satisfactory to both parties. The Standstill Agreement was extended several times before it expired on November 13, 2001.

        The discussions that ensued between Aquila and the Company focused on an increase in the number of directors Aquila is entitled to elect through its Series A Convertible Preferred Stock from three directors to six directors. In exchange, Aquila offered to agree to (a) an amendment to the Securities Purchase Agreement lowering its permissible ownership level to 39% of the outstanding Common Stock (on an as-converted, fully diluted basis) and (b) support amendments to the Certificate of Incorporation to ensure the non-Aquila stockholders (i) significant representation on the Board and (ii) veto rights over certain fundamental matters, including decisions regarding the sale of the Company. Ultimately, these discussions ended without agreement.

Board Actions to Entrench Management

        Following the termination of these negotiations, certain members of the Board, in a night-time meeting conducted in mid-November 2001 without notice to or the knowledge of the Series A Directors, caused the Company to implement amendments to the Company's Stockholders Rights Plan (the "Stockholders Rights Plan") to reduce the permitted number of shares of Common Stock that Aquila may purchase from 49.9% of the Company's outstanding stock (assuming full conversion of all securities and full exercise of all outstanding rights, options and warrants to acquire Common Stock) to 39% of the Company's outstanding stock (assuming full conversion only) without triggering the punitive provisions of the Stockholders Rights Plan. Aquila believes that these amendments violated the provisions of the Securities Purchase Agreement providing that the "Company shall not adopt any Stockholders Rights Plan that could have the effect of reducing [Aquila's] Fully Diluted Ownership Ratio below 49.9%". As a result, Aquila is now discouraged from acquiring additional shares of Common Stock to the extent that any such acquisition would cause Aquila to cross the new, lower threshold and thereby trigger the unreasonable penalties that would be imposed on it under the amended Stockholders Rights Plan.

        In response to these actions by the Board, coupled with the breakdown of the negotiations over the proposed restructuring of Aquila's investment, on November 28, 2001 Aquila filed: (i) a demand for arbitration with the American Arbitration Association alleging breach by the Company of the Securities Purchase Agreement by virtue of its amendment of the Stockholders Rights Plan and seeking declaratory judgment, injunctive relief and damages and (ii) a complaint in the Delaware Chancery Court against the Company and the non-Aquila directors of the Company alleging that the Board's failure to properly notify all Company directors of the time and purpose of the November 15 and November 18, 2001 Board meetings violated the Bylaws and the Delaware General Corporation Law and seeking declaratory and injunctive relief. Promptly after Aquila's filing of this complaint, a special committee of the Board, which excluded the Aquila representatives and was formed to consider and authorize on behalf of the Board actions and responses to Aquila's "control-related initiatives", purportedly adopted and ratified the amendments to the Stockholders Rights Plan.

        In January 2002, the Company and Aquila resumed the discussions concerning a potential restructuring of Aquila's investment in the Company to increase Aquila's representation on the Board in exchange for minority stockholder protections and certain commercial arrangements. These discussions proved unsuccessful and were abandoned in early February 2002. On February 22, 2002, Aquila formally notified the Company that it intended to present, and solicit proxies in favor of, an opposition slate of nominees for election as directors at the Annual Meeting. See "ELECTION OF DIRECTORS—General".

        On March 14, 2002, the Company announced that the special committee had met to authorize the formation of the SECT to hold eight million shares of Common Stock to fund a portion of the Company's employee benefit obligations under its employee benefit plans during the next 15 years. The Trust has purchased these shares by paying $70.14 in cash and issuing a note to the Company in the approximate amount of $132 million (representing an effective purchase price of $16.50 per share). Under the terms of the Trust, all of the shares held by the Trust (even shares that have not been allocated to participants) will be voted by the Trustee at the direction of the participants in the Company's 1999 Employee Stock Purchase Plan (the "ESPP"). The number of shares that each participant is entitled to vote is calculated by multiplying the total number of shares held in the Trust by a fraction, the numerator of which is the number of shares that such participant purchased pursuant to the ESPP during the one-year period terminating on the tenth day prior to the record date of the vote, and the denominator of which is the total number of shares purchased by all participants pursuant to the ESPP during such one-year period. If the vote of any of the eight million shares remains unallocated or undirected pursuant to the foregoing, the Trustee is authorized to vote such shares in the same manner and in the same proportions as the shares of Common Stock for which the Trustee has received directions from participants in the ESPP are voted. Accordingly, even though, by the time of the Annual Meeting, only a very small percentage of the eight million shares will have been allocated to employee benefit plan participants, all of the shares held by the Trust will be entitled to vote (unless Aquila is successful in the litigation described below).

        For purposes other than voting, Aquila understands that the Company will essentially treat the SECT's eight million shares as if they belonged to the Company. The SECT will not be governed by ERISA, the Company's creditors will have full recourse against the SECT's assets and the shares will not be treated as outstanding for financial reporting purposes.

        Under the terms of the SECT, if there is a change of control of the Company (which for this purpose would include certain business combination transactions involving the Company but would not include the election of the Aquila Nominees at the Annual Meeting or certain stock-for-stock business combinations), the Trust will terminate, sufficient shares in the Trust will be sold to repay the remaining principal of the note issued by the Trust to the Company, and the shares remaining in the Trust will be available for distribution to the employee benefit plan participants in accordance with their respective interests.

        In addition to the SECT, the special committee approved new employment contracts for 37 key corporate and operating unit employees, providing these employees with enhanced severance payments upon a change of control. Under these arrangements, ten of the key employees are allowed to terminate their employment with the Company for any reason whatsoever (or for no reason at all) during the 30-day period following the six-month anniversary of (and, in the case of two individuals, within five days prior to) a change of control of the Company and are entitled to lucrative change-of-control payments (including tax gross-ups) upon such a termination. Two of these employees previously had this right under their existing employment agreements. These change-of-control arrangements will be triggered if the Aquila Nominees are elected at the Annual Meeting.

        On March 21, 2002, Aquila filed a lawsuit in Delaware Chancery Court against the Company and the committee members seeking to prevent the implementation and operation of the SECT. The lawsuit, which includes a motion for an expedited hearing, charges that (a) the committee members violated their fiduciary duties to the Company's stockholders when the committee adopted the SECT and (b) the SECT violates Delaware corporation law by purporting to give voting rights to shares of Common Stock which are not really outstanding, and seeks, among other things, (i) to disallow any shares held in the SECT from being voted in the election of directors at the Annual Meeting, (ii) to rescind the adoption of the SECT, (iii) to invalidate the change-of-control provision of the SECT and (iv) to void and rescind the new employment agreements.

Program for Enhancing Stockholder Value

        In light of the Company's disappointing financial performance and the Board's seeming willingness to take extraordinary actions in order to entrench themselves and management, Aquila believes that the interests of all stockholders would be better served if the Aquila Nominees are elected at the Annual Meeting. To this end, Aquila and the Aquila Nominees, together with Aquila's financial advisor, Salomon Smith Barney Inc. ("SSB"), have been evaluating a full range of options for enhancing stockholder value. If the Aquila Nominees are elected at the Annual Meeting, they are committed to exploring a sale of the Company. The Company's stockholders will be kept apprised of the progress of the sale process. If, following commencement of the sale process, it is determined that this course of action will not result in any attractive bids, Aquila and the Aquila Nominees are committed to implementing a joint Company self-tender/Aquila tender offer for sufficient shares of Common Stock that will result in Aquila owning more than 50% of the outstanding Common Stock (on an as-converted basis). The Company will finance the self-tender offer through internally-generated funds and borrowings, but Aquila and the Aquila Nominees are committed to maintaining an appropriate capital structure for the Company. To the extent the funds available to the Company are limited by this commitment, Aquila will purchase the remaining shares necessary to exceed the 50% ownership level through its tender offer. Additionally, Aquila will seek strategic investors in the Company that will advance the Company's strategy and enhance its value. Furthermore, if the Aquila Nominees are elected at the Annual Meeting, Aquila will enter into an agreement with the Company pursuant to which Aquila will agree to vote its shares of Common Stock and Series A Convertible Preferred Stock to ensure the election to the Board of three independent directors with approval rights over transactions between Aquila and the Company, including sales of assets between the companies outside the ordinary course of business or a going private transaction in which Aquila acquires the Company.

INFORMATION CONCERNING PERSONS WHO MAY SOLICIT PROXIES

Information Concerning Participants

        Under the applicable regulations of the SEC, Aquila and each of the Aquila Nominees is deemed to be a "participant" in Aquila's solicitation of proxies. The following table(1) sets forth the name, business address and principal occupation of the Aquila Nominees and any other employee of Aquila or any of its subsidiaries who may solicit proxies from stockholders of the Company on behalf of Aquila ("Aquila Participants").

Terrence P. Dunn President and Chief Executive Officer Dunn Industries, Inc. 929 Holmes Street Kansas City, Missouri 64106	R. Paul Perkins Senior Vice President, Corporate Development Aquila, Inc. 20 West Ninth Street Kansas City, Missouri 64105

Robert K. Green Aquila, Inc. President and Chief Executive Officer 20 West Ninth Street Kansas City, Missouri 64105	Bruce A. Reed Senior Vice President and General Manager Aquila Merchant Services, Inc. 1100 Walnut Street, Ste. 3300 Kansas City, Missouri 64199

Richard C. Kreul Vice President, Energy Delivery Aquila, Inc. 20 West Ninth Street Kansas City, Missouri 64105	John A. Shealy Senior Vice President, Corporate Development Aquila Merchant Services, Inc. 1100 Walnut Street, Ste. 3000 Kansas City, Missouri 64199

Robert E. Marsh Corporate Counsel Group LLP 110 West 9th Street, Ste. 2000 Kansas City, Missouri 64105	Keith G. Stamm President and Chief Operating Officer, Global Networks Group Aquila, Inc. 20 West Ninth Street Kansas City, Missouri 64105

Edward K. Mills President and Chief Operating Officer, Merchant Services Group Aquila Merchant Services, Inc. 1100 Walnut Street, Ste. 3000 Kansas City, Missouri 64199	William H. Starbuck, Ph.D. New York University Stern School of Business 40 West Fourth St. Suite 722 New York, NY 10012-1118
Daniel J. Streek Chief Financial Officer Aquila Merchant Services, Inc. 1100 Walnut Street, Ste. 3000 Kansas City, Missouri 64199

(1)
The companies named in the table above, to the extent that the Participants are officers of such companies, are deemed to be associates of such Participants. The address of each such associate is given above.

        In connection with the engagement of SSB by Aquila as its exclusive financial advisor in connection with the election of the Aquila Nominees at the Annual Meeting (see "COST AND METHOD OF SOLICITATION"), Aquila anticipates that certain employees of SSB may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of the Company for the purpose of assisting in the solicitation of proxies for the Annual Meeting. Although SSB does not admit that it or any of its directors, officers, employees or affiliates is a "participant", as defined in Scheduled 14A promulgated under the Exchange Act by the SEC, or that Schedule 14A requires the disclosure of certain information concerning them, the employees of SSB listed below may assist Aquila in such solicitation of proxies (the "SSB Participants" and, together with the Aquila Participants, the "Participants"). Neither SSB nor any of such employees will receive any fee for or in connection with such solicitation activities apart from the fees which it may otherwise be entitled to receive as described under "COST AND METHOD OF SOLICITATION". The business address of each such employee is c/o Salomon Smith Barney Inc., 388 Greenwich Street, 34th Floor, New York, New York 10013 and the telephone number of each such person is (212) 816-6000. Except as indicated below, each person listed below is a citizen of the United States.

Name	Title
Ricardo Cervera *	Associate
Nathan Eldridge **	Associate
Robert Hoglund	Managing Director
Peter Kind	Managing Director
Joseph Mooney	Vice President
Claudio Sauer	Analyst

* Mr. Cervera is a citizen of Mexico.
** Mr. Eldridge is a citizen of Canada.

Participant Ownership of and Transactions in Company Securities

        Other than as disclosed in this Proxy Statement, neither Aquila nor, to the knowledge of Aquila, any of the Participants nor, with respect to clause (3), any of their respective associates: (1) owns beneficially, directly or indirectly, or of record but not beneficially, any securities of the Company; (2) owns beneficially, directly or indirectly, or of record but not beneficially, any securities of any parent or subsidiary of the Company; or (3) is, or was since January 1, 2001, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. The Aquila Participants disclaim beneficial ownership of any securities of the Company owned by Aquila, and this Proxy Statement shall not be deemed an admission that any Aquila Participant is the beneficial owner of such securities for any purpose.

        The following is a summary of all transactions in Company securities by Aquila over the last two years. Except as otherwise indicated under (i) "ELECTION OF DIRECTORS" and (ii) INFORMATION CONCERNING PERSONS WHO MAY SOLICIT PROXIES—Information Regarding Participants who are Directors of the Company", to the knowledge of Aquila, none of the other Participants has purchased or sold any Company securities within the past two years.

Date of Transaction (Note 1)	Amount of Common Stock Purchased (P), Sold (S) or Granted (G)	Date of Transaction (Note 1)	Amount of Common Stock Purchased (P), Sold (S) or Granted (G)	Date of Transaction (Note 1)	Amount of Common Stock Purchased (P), Sold (S) or Granted (G)
01/07/2000	186,174 (P)	04/18/2000	35,000 (P)	08/22/2001	2,000 (P)**
04/14/2000	4,037,727(Note 2)(P)	04/18/2000	200,000 (P)	08/31/2001	2,000 (P)**
04/14/2000	1,345,909(Note 2)(P)	04/19/2000	49,999 (P)	09/17/2001	25,000 (S) *
04/14/2000	250,000 (P)	04/19/2000	125,000 (P)	09/17/2001	26,768 (P) (Note 4)*
04/14/2000	345,000 (P)	04/19/2000	125,000 (P)	09/24/2001	131,300 (P)
04/17/2000	187,500 (P)	04/20/2000	200,000 (P)	09/25/2001	297,900 (P)
04/17/2000	200,000 (P)	04/20/2000	37,500 (P)	09/25/2001	485,600 (P)
04/17/2000	100,000 (P)	04/21/2000	100,000 (P)	09/27/2001	142,200 (P)
04/17/2000	34,909 (P)	04/24/2000	208,995 (P)	09/28/2001	457,600 (P)
04/17/2000	48,621 (P)	05/24/2000	7,500 (G)(Note 3)*	10/01/2001	426,700 (P)
		07/14/2000	124,013 (P)
04/17/2000	300,000 (P)	05/24/2001	15,000 (G) (Note 5)**	10/02/2001	350,000 (P)
04/17/2000	100,000 (P)	05/25/2001	7,500 (G)(Note3)*	10/03/2001	304,000 (P)
04/17/2000	100,000 (P)			10/04/2001	104,900 (P)
04/18/2000	1,050,000 (P)	08/20/2001	1,000 (P)**	11/16/2001	13,000 (P)

Notes:

(1)
The date an offer was accepted is being used as the "Date of Transaction"
(2)
Shares underlying convertible notes of the Company purchased by Aquila
(3)
Shares underlying options to purchase shares of Common Stock
(4)
Phantom Stock units purchased with respect to 26,768 shares of Common Stock
(5)
Shares underlying options to purchase 15,000 shares of Common Stock
*
Transactions by Mr. Green in Company securities
**
Transactions by Mr. Dunn in Company securities

Information Regarding Participants who are Directors of the Company

        Both Robert K. Green and Terrence P. Dunn (together, the "Participant Directors") have been directors of the Company since September 21, 1999 and May 24, 2001, respectively. Mr. Dunn also serves on the Audit Committee of the Board. The current term of office for the Participant Directors is one year. According to the Company's definitive proxy statement filed with the SEC on April 15, 2002, during the year ended December 31, 2001, the Board held nine meetings and acted by unanimous written consent seven times. The Participant Directors attended at least 55% of the meetings of the Board and committees of the Board on which they serve.

        Aquila has notified the Company that it has designated Keith G. Stamm to be a director to replace James G. Miller, who retired in November 2001, as one of three directors on the Board exclusively elected by Aquila as the owner of the Series A Convertible Preferred Stock pursuant to the Certificate of Incorporation. However, the Company has not recognized Mr. Stamm as a Series A Director.

        According to the Company's definitive proxy statement filed with the SEC on April 15, 2002, the Participant Directors, as non-employee directors of the Company, receive and, if elected at the Annual Meeting, the Aquila Nominees will receive, a fee according to the following schedule: $2,000 for attendance at a meeting in person of the Board; $1,000 for attendance at a Board meeting by telephone; $1,000 for attendance at a committee meeting in person; $500 for attendance at a committee meeting by telephone; and $500 additional compensation for attendance at a committee meeting by the committee chairman. In addition, such directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or the committees thereof, and for other expenses reasonably incurred in their capacity as a director of the Company. Directors also received an option to purchase 15,000 shares of Common Stock upon their initial election to the Board and an annual grant of an option to purchase 7,500 shares of Common Stock at each subsequent annual meeting of stockholders of the Company at which they are re-elected or remain a director of the Company. Furthermore, each of the Aquila Nominees, if elected, would be indemnified for service as a director to the same extent indemnification is provided to other directors under the Bylaws, and Aquila believes that upon election, the Aquila Nominees would be covered by the Company's officer and director liability insurance, if any, and be entitled to any other benefits made available to directors by the Company.

        Other than as described in this Proxy Statement, to the knowledge of Aquila no Participant or any of his respective associates has entered into any agreement or understanding with any person respecting any (i) future employment by the Company or its affiliates or (ii) future transactions to which the Company or any of its affiliates will or may be a party.

Information Regarding the Relationship between the Participants and Aquila

        Certain of the Participants are employees of Aquila (the "Participant Employees"), and they may be deemed to have an interest in the outcome of the election of directors of the Company at the Annual Meeting by virtue of their ownership of Aquila securities and employment arrangements with Aquila and its subsidiaries. Consequently, set forth below is information concerning the ownership of Aquila securities by the Participant Employees and their compensation arrangements as employees of Aquila. However, Aquila does not have any specific arrangements with the Participant Employees that will result in any additional compensation if the Aquila Nominees are elected as directors to the Board at the Annual Meeting or relating to any future transactions between Aquila and the Company. Moreover, Aquila does not believe that the consolidation of the Company in Aquila's financial statements for accounting purposes, if such consolidation occurs following the Annual Meeting or otherwise, will have a material impact on the compensation or other benefits provided by Aquila to any of the Participant Employees. This is certainly not a motivating factor behind Aquila's nomination of an opposition slate.

        Set forth below are the number of shares of common stock of Aquila beneficially owned by the Participant Employees within the meaning of SEC Rule 13d-3:

Name of Beneficial Owner (1)	Issued Shares Beneficially Owned		Exercisable Stock Options		Total Beneficial Ownership
Robert K. Green	2,669,856	(2)	485,446		3,155,302	(2)
Keith G. Stamm	95,330	(3)	77,829		173,159	(3)
Edward K. Mills	77,577		74,700		152,277
R. Paul Perkins	26,386		15,126		41,512
Bruce A. Reed	66,076		17,037		83,113
Richard C. Kreul	27,303		11,938		39,241
John A. Shealy	88,250	(4)	48,450	(4)	136,700
Daniel J. Streek	9,836		5600		15,436

(1)
Information provided as of January 31, 2002 for Messrs Green, Stamm, Mills, Shealy and Streek and as of December 31, 2001 for Messrs. Perkins, Reed and Kreul.
(2)
Includes 2,117,599 shares held by the Green Family UCU Limited Partnership of which Richard C. Green, Jr. and Robert K. Green are general partners with shared voting and investment power and 480,296 shares held by Greenway Capital, L.P. of which Robert K. Green is general partner.
(3)
Includes 29,324 shares held by Stamm Family, L.P. of which Keith G. Stamm is a general partner.
(4)
Includes 58,305 shares and 48,450 stock options held by the Shealy Family Partnership of which John A. Shealy is a general partner.

        For information regarding the manner in which the Participant Employees' compensation as employees of Aquila is structured and determined, reference is hereby made to the section entitled "REPORT ON EXECUTIVE COMPENSATION" in the definitive proxy statement filed by Aquila with the SEC on March 15, 2002 in respect of Aquila's 2002 annual meeting of stockholders, a copy of which is attached to this Proxy Statement as Annex A and incorporated herein by reference. In addition, the Participant Employees will be entitled to the indemnified for certain liabilities incurred in connection with their serving as Aquila Nominees and, if elected, as directors of the Company pursuant to the applicable provisions of Aquila's certificate of incorporation and bylaws, each as amended, and insurance policy maintained for directors and officers.

COST AND METHOD OF SOLICITATION

        Aquila will bear the cost of this solicitation and will not seek reimbursement for such costs. While no precise estimate of this cost can be made at the present time, Aquila currently estimates that it will spend a total of approximately $3,500,000 for its solicitation of proxies, including expenditures for attorneys, solicitors and advertising, financial advisors, printing, transportation and related expenses but excluding the salaries and wages of regular employees and officers. As of April 16, 2002, Aquila has incurred proxy solicitation expenses of approximately $677,500. In addition to soliciting proxies by mail, proxies may be solicited in person or by telephone or telecopy or through advertisements. Information regarding certain employees of Aquila and other representatives of Aquila who may solicit or participate in the solicitation of proxies is set forth under "INFORMATION CONCERNING PERSONS WHO MAY SOLICIT PROXIES".

        Aquila will also reimburse brokers, fiduciaries, custodians and other nominees, as well as persons holding stock for others who have the right to give voting instructions, for out-of-pocket expenses incurred in forwarding this Proxy Statement and related materials to, and obtaining instructions or authorizations relating to such materials from, beneficial owners of Common Stock. Aquila will pay for the cost of these solicitations, but these individuals will receive no additional compensation for these solicitation services.

        Aquila has retained the proxy solicitation firm of Morrow & Co., Inc. ("Morrow") in connection with the solicitation of proxies for the Annual Meeting. Morrow will be paid a fee of $250,000 for its services. Aquila also has agreed to reimburse Morrow for its expenses, and to indemnify Morrow against certain liabilities and claims, incurred in connection with its performance of services pursuant to its engagement by Aquila.

        Additionally, Aquila has retained SSB as its exclusive financial advisor to provide advisory services in connection with the election of the Aquila Nominees at the Annual Meeting, for which it will be paid customary fees. SSB will also be entitled to customary fees, to be negotiated, in the event of certain transactions involving a sale of the Company following the Annual Meeting. In addition, Aquila has agreed to reimburse SSB for its reasonable out-of-pocket expenses, and to indemnify SSB against certain liabilities and claims, incurred in connection with its performance of services pursuant to its engagement by to Aquila.

APPOINTMENT OF INDEPENDENT AUDITORS FOR 2002

        According to the Company's definitive proxy statement filed with the SEC on April 15, 2002, Arthur Andersen LLP has served as the Company's independent auditors since 1997. This year, in light of the events surrounding Arthur Andersen, the Company has indicated in the definitive proxy statement that the Audit Committee and management are performing additional due diligence and, accordingly, stockholders are not being asked to ratify the appointment of independent auditors for 2002 at the Annual Meeting. According to the definitive proxy statement, Aquila expects that representatives from Arthur Andersen LLP will be at the Annual Meeting to make a statement, if they choose, and to answer any appropriate questions you may have.

ADDITIONAL INFORMATION

        Certain information regarding beneficial ownership of shares of Series A Convertible Preferred Stock, Common Stock and Limited Vote Common Stock held by the Company's directors, nominees, management and 5% stockholders is contained in the Company's proxy statement furnished to stockholders in connection with the Annual Meeting under the heading "STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT", and is incorporated herein by reference. Information concerning the date by which proposals of stockholders intended to be presented at the 2003 annual meeting of stockholders of the Company must be received by the Company for inclusion in the Company's proxy statement and form of proxy for that meeting is also contained in the Company's proxy statement furnished to stockholders in connection with the Annual Meeting under the heading "ADDITIONAL INFORMATION", and is incorporated herein by reference.

        Certain of the information contained in this Proxy Statement is based on, or incorporated by reference to, publicly available information filed by the Company with the SEC. Although Aquila does not have any information that would indicate that any information contained in this Proxy Statement that has been taken from such documents is inaccurate or incomplete, Aquila does not take any responsibility for the accuracy or completeness of such information.

        Aquila is not aware of any other substantive matters to be considered at the Annual Meeting, however, if any other matter should properly come before the Annual Meeting, Aquila will vote all proxies held by it in accordance with its best judgment and consistent with the federal proxy rules.

AQUILA, INC.
April 16, 2002

IMPORTANT

1.
Your proxy is important no matter how many shares of Common Stock you own. Be sure to vote on the GOLD proxy card. Aquila urges you NOT to sign any WHITE proxy card or other proxy card which is sent to you by the Company.

2.
If you have already submitted a proxy card to the Company for the Annual Meeting, you may change your vote to a vote "FOR" the election of the Aquila Nominees and "Against" the Company's slate by signing, dating and returning Aquila's GOLD proxy card, which must be dated after any proxy card you may previously have submitted to the Company. Only your last dated proxy card for the Annual Meeting will count at the Annual Meeting.

3.
If any of your shares are held in the name of a bank, broker or other nominee, please contact the person responsible for your account and direct him or her to vote on the GOLD proxy card "FOR" election of Aquila's Common Stock Nominees.

4.
If you hold your shares in more than one type of account or your shares are registered differently, you may receive more than one GOLD proxy card. We encourage you to vote each GOLD proxy card that you receive.

5.
If you have any questions or need assistance in voting your shares, please contact our proxy solicitors, Morrow & Co., Inc., at the number set forth below:

MORROW & CO., INC.
445 PARK AVENUE — 5TH FLOOR
NEW YORK, NY 10022

Call Toll Free
1-800-607-0088

Annex A

REPORT ON EXECUTIVE COMPENSATION

        Our Compensation Committee submits the following report on executive compensation:

        As members of the Compensation Committee (the "Committee"), we consider providing oversight and guidance for the administration of executive compensation as our most important role. While performing this role, we want to make sure that the compensation policies and practices support the achievement of the Company's short-term and long-term goals along with maintaining the Company's organizational values, and most importantly, supporting the on-going creation of shareholder value.

        As three independent, non-employee directors, we maintain an impartial view as we oversee the Company's executive compensation activities. Impartiality is important as we approve the design of the compensation programs, assess the programs effectiveness, and oversee the administration of the programs. We also review and approve all salaries and other forms of compensation for the Company's executives, and evaluate the Company's executives' performance along with other related matters.

Compensation Philosophy

        Our overall philosophy is to ensure the Company's executive pay is competitive with similar companies, while rewarding executives based on how successful they are at achieving certain goals. We chose this philosophy because the Company must compete with many companies to attract and develop a talented group of employees. At the same time, we know it is important to achieve financial success. Therefore, our compensation philosophy is built on the following principles:

  •
  Total compensation should provide a competitive advantage over companies competing for management talent;

  •
  Heavy emphasis is put on incentive pay linked to achievement of goals;

  •
  Compensation programs are designed to support the achievement of the Company's business strategy; and

  •
  Executives' long-term compensation is closely tied to the total return on the Company's common stock.

        We seek advice from an independent compensation consultant to ensure we are accurately comparing the Company's executive compensation levels to those of similar companies. Some of the factors we consider are: business operations, sales, market values, employment levels, and lines of businesses. The group of companies that we use for comparing compensation levels is not the same group of companies that is used in the Stock Performance Graph in this proxy statement. The reason for this difference is that the Company's most direct competitors in attracting and retaining executive talent are not always the same companies that make up the Company's typical industry peer group.

Elements That Make Up Total Compensation For Executives

        The Company's total compensation consists of the following components: base salary, annual incentives, long-term incentives and benefits. Each of these elements is described below. We consider these components as integral parts of an executive's compensation package. Other pieces we look at are severance plans and retirement benefits. We want to make sure the total compensation package is competitive.

  •
  Base Salary

            We review each executive officer's base salary annually. Base salaries are targeted to approximate the average base salaries paid to executives of similar companies for each position. To make sure each executive is paid appropriately, we consider the executive's level of responsibility, prior experience, overall knowledge, executive pay for similar positions in other companies, and executive pay within the Company.

            Base salaries represent the amount executives are paid on a regular basis (as opposed to an incentive, which is only paid when certain goals are achieved). Therefore, this part of an executive's pay is a very important tool in attracting and retaining talented people. The flexibility in our base pay program allows us to reward individual executives for superior work that may not be immediately reflected in financial measurements, but is important to every day business operations.

            When evaluating individual performance, we look at the executive's efforts in promoting the Company's values; participation in on-going education and management training; improving project quality; strengthening relationships with customers; developing relationships with strategic partners and employees; demonstrating leadership abilities with co-workers; and other goals. Overall, executive base salaries were increased in 2001 at a rate similar to increases provided by other companies with which the Company competes.

  •
  Annual Incentives

            Another major part of each executive's total compensation is the annual incentive. The amount awarded to each executive is targeted to be above the average of what the Company's competitors would award their executives for targeted performance because we believe the Company sets aggressive incentive targets that are above the average of those of its competitors. The targeted award amount is based on advice from an independent compensation consultant. The actual award will vary, and may not be paid at all, based upon the Company's financial results for the year. If an award is earned, it is paid in cash, restricted stock, or restricted stock units at the election of the executive.

            If an executive decides to take all or part of the annual incentive in stock or stock units, the stock or stock units he or she receives is restricted. All amounts paid in restricted common stock or restricted stock units are increased by 33% over the cash-equivalent amount.

  •
  Long-Term Incentives

            Long-term incentives are provided according to our Annual and Long-Term Incentive Plan. We determine if an executive is eligible for participation in this plan based on prior experience, performance measures, and compensation practices of the Company's competitors. Only executives who have an on-going, company-wide impact are eligible to participate in this plan. We also have the authority to grant restricted stock, and restricted stock units to reward special performance or to retain key executives.

            The long-term incentive for the three-year performance cycle ending 2001 was awarded in the following proportion: 90% performance units and 10% stock options. The objective of this design is to pay long-term incentive awards each year that are above the average of what similar companies would pay their executives for targeted performance. We regularly review the companies used for comparison, decide on the performance criteria, and receive advice from an independent compensation consultant to ensure a fair, appropriate program.

            For each three-year performance-unit cycle, we compare our Total Shareholder Return ("TSR") results to either a published or special index. These indexes may include the Standard & Poor's 500 Stock Index or a specific group of companies in business lines and/or operations similar to ours. The group of companies that we used as a comparison group for the Long-Term Incentive Plan cycle ending December 31, 2001, consisted of CMS Energy, Dominion Resources, Enron, Pacific Gas & Electric, Duke Energy, Entergy, American Electric Power, Reliant Energy, Cinergy, Southern Co., Xcel Energy, and Kinder Morgan, Inc. (formerly KN Energy). For the three-year period ended December 31, 2001, the average TSR of the group was 6.4% and the Company's TSR was 15.41% ranking it 6th out of 13 companies. To minimize the effect of year-end price spikes, the TSR calculation uses the average closing price for the 30 calendar days of the beginning and ending of the three-year cycle.

  •
  Performance Units

            Performance units are designed to tie executives' long-term compensation directly to specific corporate performance measures. Each performance unit is equivalent in value to one share of the Company's common stock on the last trading day of the three-year cycle plus the dividends paid over the preceding three-year cycle. The cycles for the years 1999-2001, 2000-2002, and 2001-2003 are based on TSR as compared to a specific group of companies in business lines and/or operations similar to ours ("peer group").

            Based on the Company's TSR results for the 1999-2001 cycle and its subsequent placement as compared to its peer group, we approved a pay-out of 132% of targeted performance units.

            Payments made under the three-year performance cycles are in the form of restricted stock or restricted stock units until the executive has accumulated certain targeted shareholdings of the Company from any source excluding any unexercised options. Once the executive has exceeded the targeted share ownership, compensation from the plan will be paid in cash, restricted stock, or restricted stock units at the option of the executive. If an executive elects to take all or a portion of his or her long-term incentive in the form of restricted stock or restricted stock units, the amount of the award taken in restricted stock or restricted stock units will be increased by 25% in a fashion similar to our annual incentive plan.

  •
  Stock Options

            We grant stock options every year to the Company's executives who are eligible to participate in the Annual and Long-Term Incentive Plan. The stock options are priced at the fair market value of the Company's common stock on the date of the grant. Therefore, these stock options only have value to the executives if the stock price goes up following the date of the grant. This is intended to make sure the executives are focused on creating long-term shareholder value. The stock options vest over a four-year period. The reason for this four-year vesting period is to create a mechanism to provide an incentive for the executives to stay with the Company during that period.

  •
  Benefits

            The benefits we offer key executives serve a different purpose than the compensation programs described above. In general, they provide some level of protection against the chance of an executive having financial difficulties as a result of illness, disability, or death. The benefits offered are usually comparable to those offered to all other employees with some differences based on tax and employee benefit laws.

Chief Executive Officer (CEO) Compensation

        We review the Chief Executive Officer's base salary every year. In doing so, we compare his pay to the pay of other CEO's in comparable companies. For 2001, Richard Green's salary was lower than the average level of pay for CEO's of comparable companies.

        Mr. Richard Green's annual incentive compensation was based on achievement of goals associated with an increase in the Company's earnings per share and an assessment of how well Mr. Green managed the Company. Diluted earnings per share ("EPS") in 2001 were $2.42 which represents a 9.5% increase. In addition, we set a 2002 EPS growth plan of 10%, which is above the announced growth rate of our peers and yielded a maximum payout for the growth plan element of the 2001 Annual Incentive Plan. These financial results and growth plan, when combined with our evaluation of Mr. Green's management performance earned him an annual incentive award of $1,267,500. Mr. Green decided to take this award in the form of restricted stock. As a result, he received an additional 33% of the value of the shares in the form of restricted stock for a total value of $1,685,775.

        Mr. Richard Green was also awarded performance units because he participated in the Annual and Long-Term Incentive Plan for the three-year cycle of 1999-2001. When compared to the list of competitors, the Company's relative shareholder return ranked at a level that allowed Mr. Green to receive 87,120 (targeted performance units of 66,000 X 132%) performance units. Each performance unit was worth the value of one share of our common stock on the last trading day of the three-year cycle, plus dividends paid over the three-year cycle. Mr. Green elected to receive his award of $2,427,163.20 in restricted stock. As a result, he received an additional 25% of the value of the shares in the form of restricted stock for a total value of $3,033,954.

        In addition to the performance units, Mr. Richard Green was granted a stock option for 65,000 shares under the 1986 Stock Incentive Plan at a price of $28.415. These options vest over a four-year period as described above. He was also granted an option for 153,656 shares of Aquila Merchant Services, Inc. which vests fully on the fourth anniversary of the grant date.

        Finally, the Company has experienced substantial growth over the past several years. The primary driver of that growth in recent years has been the performance of Aquila Merchant. The year ending December 31, 2001 was a year of exceptional performance for Aquila Merchant in which financial performance expectations were significantly exceeded. As a result of Mr. Green's below market position in terms of compensation and excellent financial performance of the Company, the Committee has elected to make a discretionary award of $4,500,000, of which $3 million will be paid in cash and $1.5 million will be paid in restricted stock. This discretionary award is in recognition of his contribution in establishing and cultivating the merchant services business to become the primary contributor to the company's current and future growth potential.

        A new three-year performance cycle started in 2000 and will be completed at the end of 2002. Another three-year cycle started in 2001 and will conclude at the end of the year 2003. An independent compensation consultant assisted us in determining the number of performance units that may be granted following each cycle. Our goal was to make sure that our Chief Executive Officer's total compensation would equal what our competitors pay their Chief Executive Officers, if the Company meets its financial targets. However, if the Company doesn't meet the minimum level of performance associated with these goals, our Chief Executive Officer won't be paid anything under this Plan.

        Effective January 1, 2002, Robert K. Green became Chief Executive Officer of Aquila.

Internal Revenue Code 162(m) Considerations

        In designing the compensation programs, the Committee's primary consideration is the Company's achievement of strategic business goals that serve to enhance shareholder value. Section 162(m) of the Internal Revenue Code, as amended, limits a company's ability to deduct compensation paid in excess of $1 million to the Chief Executive Officer and the next four highest paid officers in any year, unless the compensation meets certain performance requirements. Both the Annual and Long-Term Incentive Plans currently meet the performance requirements under Section 162(m). The Committee continues to be committed to making awards that qualify as deductible compensation under section 162(m) of the Code whenever possible. However, where granting awards is consistent with the strategic business goals of the Company, the Committee reserves the right to make awards that are non-deductible where it believes it is in the best interest of the Company.

Conclusion

        We believe the executive compensation programs we have described to you serve your interests as shareholders. These programs are designed to motivate the executives to help the Company succeed both today and in the future. We will continue to monitor the effectiveness of our total compensation programs to ensure they promote the needs and goals of the Company.

Herman Cain
Irvine O. Hockaday, Jr.
Dr. Stanley O. Ikenberry

GOLD PROXY

QUANTA SERVICES, INC.

COMMON STOCK PROXY

THIS PROXY IS SOLICITED ON BEHALF OF AQUILA, INC.

        The undersigned hereby appoints Robert K. Green and Keith G. Stamm, and each of them, proxies for the undersigned with full power of substitution to vote all shares of common stock of Quanta Services, Inc. (the "Company") which the undersigned is entitled to vote at the Company's 2002 Annual Meeting of Stockholders, and any postponements or adjournments thereof (the "Meeting"), hereby revoking all prior proxies, on the matters set forth below as follows:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

^Detach here from proxy voting card.^

THIS PROXY WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED ABOVE.	Please mark your votes as indicated in this example	☒
		FOR all the nominees listed below ☐	WITHHOLD AUTHORITY to vote for all the nominees listed below ☐	FOR ALL EXCEPT ☐
1.	Election of Directors Nominees:
Richard C. Kreul, Robert E. Marsh, Edward K. Mills, R. Paul Perkins, Bruce A. Reed , William H. Starbuck, Ph.D.
INSTRUCTION: To withhold authority to vote for any individual nominee or nominees, mark "FOR ALL EXCEPT" and write that nominee's name in the space provided below:

2.	In the discretion of the proxy holders, on any other matters that may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED ABOVE.
Dated	, 2002

(signature)

(signature)

(title)

Please sign exactly as your name appears hereon. When shares are held by two or more persons, all of them should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by the authorized person.
^Detach here from proxy voting card.^

QuickLinks

INTRODUCTION
VOTING
ELECTION OF DIRECTORS
AQUILA COMMON STOCK NOMINEES
AQUILA SERIES A NOMINEES
BACKGROUND OF AQUILA'S INTEREST IN THE COMPANY AND REASONS FOR THE SOLICITATION
INFORMATION CONCERNING PERSONS WHO MAY SOLICIT PROXIES
COST AND METHOD OF SOLICITATION
APPOINTMENT OF INDEPENDENT AUDITORS FOR 2002
ADDITIONAL INFORMATION
  Annex A
COMMON STOCK PROXY